       Pages where confidential treatment has been requested are stamped "Confidential Treatment Requested. The redacted material has been separately filed with the Commission." The redacted portions are indicated by an "(*)"."

Agreement Number:                                                  Exhibit 10.11






                     CASUAL BILLING SERVICES AGREEMENT WITH

                           CUSTOMER PROVIDED INQUIRY

                                    BETWEEN

                   TELCO DEVELOPMENT GROUP OF DELAWARE, INC.

                                      AND

                   THE SOUTHERN NEW ENGLAND TELEPHONE COMPANY







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

                                               Agreement Number:

                               TABLE OF CONTENTS

ARTICLE I - GENERAL TERMS AND CONDITIONS
- ----------------------------------------
1.1      Effective Date, Term and Termination

1.2      Confidential Information

1.3      Governmental Compliance

1.4      Publicity

1.5      Severability

1.5      Amendments; Waivers

1.7      Independent Contractors

1.8      Force Majeure

1.9      Liabilities

1.10     Indemnification

1.11     Governing Law

1.12     Executed in Counterparts

1.13     Headings

1.14     Entire Agreement

1.15     Notices and Demands

1.16     Third-Party Beneficiaries

1.17     Delegation and Assignment

ARTICLE 2 - SERVICE DESCRIPTION
- -------------------------------
2.1      Definitions

2.2      Bill Processing Service

2.3      Data Retention

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Agreement Number:



ARTICLE 3 - COMPENSATION
- ------------------------

3.1     Rates and Charges

3.2     Charges and Payments for Billing Service

3.3     Determination of Payment Date

3.4     Uncollectible Percentage and Purchase of Rated Messages

3.5     Final True-Ups in the Event of Termination

3.6     Minimum Payment Amount

3.7     Certain Federal, State and Local Tax

ARTICLE 4 - PROGRAM DEVELOPMENT
- -------------------------------


SCHEDULE1
- ---------



EXHIBIT A
- ---------

EXHIBIT B
- ---------



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

                                                      Agreement Number:

                     CASUAL BILLING SERVICES AGREEMENT WITH

                           CUSTOMER PROVIDED INQUIRY

                                    between

                   TELCO DEVELOPMENT GROUP OF DELAWARE, INC.

                                      and

                   THE SOUTHERN NEW ENGLAND TELEPHONE COMPANY


     This Agreement (Agreement), dated February 09, 1996 is entered into by and
                                       --------
between Telco Development Group of Delaware, Inc., (Customer) a Delaware corporation with its principal place of business at 4219 Lafayette Center Drive, Chantilly, Virginia 22021, and The Southern New England Telephone Company (SNET) a corporation specially chartered by the General Assembly of the State of Connecticut with its principal place of business at 227 Church Street, New Haven, Connecticut. SNET and Customer may be referred to herein individually as a "Party or collectively as "the Parties".

     WHEREAS, SNET provides interstate and intrastate Casual Billing Services; and,

     WHEREAS, Customer is in the telecommunications business and has requested, and desires to subscribe to, certain of SNET's Billing Services for its Contract Messages as that term is defined herein; and,

     WHEREAS, Customer has an end user inquiry response operation and desires to perform end user inquiry functions for the messages billed to end users pursuant to this Agreement;

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, SNET and Customer hereby covenant and mutually agree as follows:

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

                                               Agreement Number:


                                   Article 1

                          General Terms and Conditions
                          ----------------------------

1.1  Effective Date, Term and Termination

     1.1.1 This Agreement shall be effective on the date first set forth above and shall continue in effect for an initial one (1) year term. Thereafter this Agreement shall continue in effect until terminated by either Party on six (6) months' written notice, or as otherwise provided herein.

     1.1.2 If Customer fails to comply with this Agreement or any applicable Federal or State laws or regulation, SNET may terminate this Agreement or may terminate the billing for any particular messages or may take inquiry functions back, at SNET's discretion, if after notice of a breach of this Agreement from SNET, Customer fails, within seven (7) days of such notice, to provide satisfactory proof that Customer has cured the breach and is in compliance with this Agreement. Such termination shall be effective on seven (7) days written notice to Customer.

     1.1.3 In the event that SNET's provision of Billing Services to Customer under this Agreement may, in SNET's judgment, result in end user complaints, SNET may terminate this Agreement on thirty (30) days' written notice to Customer.

1.2  Confidential Information

Any specifications, customer lists, tapes, technical information, or otherwise (hereinafter Information) furnished by either Party to the other Party shall remain the property of the disclosing Party. Unless such Information was previously known to the

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

                                               Agreement Number:

1.2 Confidential information - (continued) receiving Party free of any obligation to keep it confidential or has been or is subsequently made public by the disclosing Party or a third party, it shall be kept confidential by the receiving Party and shall not be disclosed to any third party. Upon request of the disclosing Party, or if not requested, at the end of this Agreement, the receiving Party shall either return the Information to the disclosing Party, or certify in writing to the disclosing Party that such Information has been destroyed. The nondisclosure requirements of this section shall not apply to information requested as a part of judicial or regulatory process.

1.3     Governmental Compliance

This Agreement is subject to and each Party shall comply with all federal, state county and local laws, regulations, government agency orders or decisions and codes, and shall obtain permits and certificates where needed. It is understood by the Parties that the Connecticut Department of Public Utility Control or the Federal Communications Commissions may have jurisdiction over some of, or some portion of, the Service, and the Parties agree to abide by the terms of any applicable regulations, orders, decisions or tariffs approved or issued by either or both of such regulatory authorities.

     1.3.2 All obligations under this Agreement shall be performed in compliance with those statutes, government agency orders, and regulations prohibiting discrimination against any employee or applicant for employment because of race, color, religion, sex, national origin, age, or handicap. Where required by law, certificates of compliance shall be provided.

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

                                               Agreement Number:

1.4  Publicity

Both Parties agree that any publicity, including but not limited to advertising, sales promotion and press releases, which use or imply the name or logo of the other Party or its customers concerning this Agreement or the performance of this Agreement shall be mutually agreed upon in writing by the Parties prior to the release of said publicity.

1.5  Severability

In the event that any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under the laws of the jurisdiction governing this entire Agreement, such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such unenforceable provision or provisions had never been contained herein.

1.6  Amendments; Waivers

     1.6.1 This Agreement may be amended only by written agreement signed by authorized representatives of both Parties; except that Exhibits A and B, attached hereto and incorporated herein by reference, may be amended at any time on thirty (30) days'written notice by SNET to Customer, with such notice serving as the amendment hereto; and further that Schedule 1, attached hereto and incorporated herein by reference, may be amended not more than once annually on sixty (60) days' written notice by SNET to Customer, with such notice serving as the amendment hereto; and further that the Operating Procedures, incorporated herein by reference, may be modified at any time on thirty (30) days' prior written notice by SNET to Customer; and further, this Agreement shall be considered amended immediately to the extent necessary to comply with changes in the applicable laws, rules, or regulations.

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

                                               Agreement Number:

     1.6.2 No waiver of any provisions of this Agreement and no consent to any default under this Agreement shall be effective unless the same shall be in writing and signed by or on behalf of the Party against whom such waiver or consent is claimed.

1.7  Independent Contractors

Each Party shall perform its obligations hereunder as an independent contractor and not as the agent, employee or servant of the other Party, and neither Party nor any person furnished by such Party shall be deemed employees, agents or servants of the other Party or entitled to any benefits available under the plans for such other Party's employees.

1.8  Force Majeure

Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement from any force majeure condition, including acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carriers, or other causes beyond its reasonable control whether or not similar to the foregoing conditions.

1.9  Liabilities

SNET MAKES NO WARRANTY WITH RESPECT TO ITS PROVISION OF SERVICE UNDER THIS AGREEMENT, EITHER EXPRESS OR IMPLIED, AND EXPRESSLY DISCLAIMS ALL SUCH WARRANTIES INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT

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

                                               Agreement Number:


1.9    Liabilities - (continued)

SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER.

1.10 Indemnification

To the extent not prohibited by law, and except as otherwise provided herein, each Party shall indemnify, and hold harmless the other Party, from and against any loss, cost, claim, injury or liability brought by a person not a party or an affiliate under this Agreement which relates to or arises out of the gross negligence or intentional acts or omissions of the indemnifying Party or its employees, agents or contractors in the performance of this Agreement.

1.  1 1 Governing Law

     This Agreement shall be deemed to be a contract made under and shall be interpreted under the laws of the State of Connecticut.

1.12 Executed in Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same document.

1.13 Headings

     The headings and numbering of sections and paragraphs in this Agreement are for convenience only and shall not be construed to define or limit any of the terms herein or affect the meaning or interpretation of this Agreement.

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

                                                   Agreement Number:

1.14 Entire Agreement

This Agreement, including Exhibits A and B, and Schedule 1 hereto, and the Operating Procedures, a copy of which has been provided to Customer, constitutes the entire Agreement between the Parties and supersedes all prior oral or written agreements, representations, statements, negotiations, understandings, proposals and undertaking with respect to the subject matter hereof.

1.15 Notices and Demands

     1.15.1 Except as otherwise provided herein, all notices which may be given by any Party to the other Party shall be in writing and shall be deemed to have been duly given on the date delivered in person or deposited, postage prepaid, in the United States Mail via Certified Mail Return Receipt Requested, or sent via telex, cable, Customer Mail, or the day after delivery to an overnight courier, or upon confirmation of a facsimile followed by an original copy sent via United States Mail or overnight courier, or personally delivered with return receipt requested, and addressed as follows:

            THE SOUTHERN NEW ENGLAND       CUSTOMER:
            TELEPHONE COMPANY:

            Manager - Contracts            Mark Stodter
            530 Preston Avenue             Telco Development Group of Del., Inc.
            Meriden, Connecticut 06450     4219 La a@yette Center Drive
            Fax: 203-634-4812              Chantilly, VA 2zo2i

     1.15.2 The address to which such notices may be given by either Party may be changed by written notice given by such Party to other Party pursuant to this
Section 15.

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

                                               Agreement Number:

1.16 Third-Party Beneficiaries

This Agreement shall not provide any person not a Party to this Agreement with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing without reference to this Agreement.

1.17 Delegation and Assignment

     1.17.1 Neither Party may assign, transfer, or sell its rights under this Agreement, or delegate its obligations hereunder, without the prior written consent of the other Party, except that SN ET may, without the prior written consent of Customer, assign this Agreement to its parent or a subsidiary or to a subsidiary of its parent; provided, however, that each Party may subcontract work to be performed by it to the extent such Party subcontracts such work in the ordinary course of its own business, it being understood that, notwithstanding any such subcontract, each Party shall remain liable for the prompt performance of its obligations under this Agreement.

     1.17.2 Subject to the above restrictions, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted assigns and successors.

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

Agreement Number:



                                   Article 2

                              Service Description
                              -------------------

2.1  Definitions

     2.1.1 "Billing Service" is the provision of "Bill Processing Service" which includes Bill Processing Per Message, Bill Processing Per Bill Rendered, Receipt of Rated Customer Message Detail Transmitted via CMDS, NDM, tape or cartridge, and Program Development Per Hour.

     2.1.2 "Bill Processing Per Message" is the receipt of rated Customer message detail (charges or credits) via magnetic tape or cartridge (without tape or cartridge return), posting of rated messages, and receipt of payments. Treatment and collection of moneys due is also included.

     2.1.3 "Bill Processing Per Bill Rendered" is the compiling of Customer charges or credits and distribution of bills to end users.

     2.1.4 "Receipt of Rated Customer Message Detail Transmitted via CMDS or NDM" is the receipt and entry to the SNET billing system of Customer provided rated message detail.

     2.1.5 "Program Development Per Houe' is the design and implementation of customized changes requested by Customer.

     2.1.6 "EMI Category 41 Credit Messages" are the message type used by Customer to effect end user credits resulting from Customees performance of Inquiry.

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

                                               Agreement Number:


2.2  Bill Processing Service

     2.2.1  Customer Responsibility

     2.2.1.1    Message Regulatory Compliance

Customer will provide to SNET for Bill Processing Service its Contract Messages billed within SNET's operating area. Customer shall submit only messages for billing which are acceptable under federal, state and local laws and regulations. Customer and the service providers for which Customer submits messages to SNET for billing must comply with all applicable laws and regulations including but not limited to equal access dialing capabilities and the Telephone Disclosure and Dispute Resolution Act ("TDDRA"). Customer must also comply with the Operating Procedures.

     2.2.1.2    Contract Message Definition

Except for those calls where billing is contrary to any law, rule or regulation, or where the call type is excluded from billing under this Agreement, including but not limited to call types identified in Exhibit B, Contract Messages include intrastate messages (Customer is responsible for insuring certification has been received to provide such service in Connecticut), interstate and international messages of the following call types: operator serviced messages (third party and collect), calling card messages where the calling card numbers are telephone number based, directory assistance messages, 900 messages (SNET's 900 Guidelines are attached hereto as Exhibit B, and may be updated from time to time), 1OXXX messages generated in equal access areas in Connecticut and EMI Category 41 Credit Messages. . This Agreement shall not be interpreted to require performance by SNET where in its good faith judgment such performance would be contrary to any laws, rules or regulations. Any addition to Contract Messages to include call types not listed herein will require advance notice to SNET and will be billed only at SNET's discretion.

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

                                               Agreement Number:


     2.2.1.3    Excluded Messages

Customer may not submit for processing any previously disputed calls, any 900 call as outlined in Exhibit B, any 800 information services calls or any reformatted versions of an 800 information service call, or any call types which are not billable pursuant to any laws, rules, or regulations. SNET maintains an edit for EMI RT 16 calls to ensure that 800 presubcription information services messages are not delivered to SNET for billing to end users on SNET's bill. Customer shall properly code to ensure that no such messages are submitted for processing. Failure to comply with the provisions of this Agreement as it relates to 800 type messages or any other message types, for which SNET notifies Customer that it will not accept for billing, shall be cause for Termination of this Agreement pursuant to Section 1. 1.2.

     2.2.1.4    Message Delivery to SNET

Customer will record, assemble, edit and rate its Contract Messages for SNET, and will deliver such messages to SNET at intervals and in accordance with SNET specifications and SNET's Operating Procedures.

     2.2.1.5    Inquiry Requirements

Customer Provided Inquiry enables direct discussion by Customer with the end user to facilitate call recognition and/or negotiation of adjustments to the billed amount. Customer in its performance of inquiry shall comply with all laws, rules, and regulations including but not limited to the dispute resolution procedures set forth in TDDRA. Customer inquiry procedures are subject to SNET review and approval prior to the implementation of Customer Provided Inquiry. Customer shall implement any changes to its procedures requested by SNET within the time period required by SNET. Customer shall notify SNET of any pending changes

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

                                                      Agreement Number:

     2.2.1.5 Inquiry Requirements - (continued) to its procedures in advance of implementation by Customer. Customer and its employees, agents, and contractors shall at all times comply with SNET's Code of Conduct. Customer and Custome@s employees shall respond to end user inquiries as outlined in Customers procedures and shall not threaten end users with events or actions which are unenforceable or illegal.

Customer shall provision a toll free 800 telephone number, which can be accessed by SNET end users who originate calls from either within Connecticut or from outside Connecticut. Customer shall staff its inquiry operation with sufficient staff to avoid prolonged wait times. Customers inquiry representatives shall be available during the hours of, at a minimum, 11 a.m. EST and 7 p.m. EST, Monday through Friday.

     2.2.1.6    Recourse of End User Disputed Amounts

The term "End User dispute" means an end user refusal to pay Customer charges based on an assertion by the end user that the end user is not liable for those charges. Customer shall immediately offer and provide a full credit to an end user who disputes any 900 type calls. For all other disputes, Customer shall provide full or partial adjustments as necessary to satisfy the end user.

    2.2.1.6.1 If SNET is contacted by an end user regarding Customers messages, SNET shall process the contact as follows:

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

2.2.1.6.1 - (continued)

                                               Agreement Number:

SNET shall direct the end user to contact Customer for resolution. However, if the end user has been unable to reach Customer or requests SNET to advise Customer to contact the end user, SNET will issue a LEC Memo conspicuously noted "Initial Dispute" identifying the amount of the dispute and the end users name, address and billing telephone number, and accompanied by a record of all call detail/usage involved.

Customer will, upon receipt of an SNET initiated LEC Memo noted "Initial Dispute", immediately contact the end user and settle the dispute to the end users satisfaction, including the provision of a full or partial adjustment, as needed. Customer will return the LEC Memo with a notation indicating the date the end user dispute was resolved and the date the adjustment credit amount, if any, will be forwarded to SNET for processing.

If SNET does not receive any correspondence, action, or inquiry from Customer in response to an Initial Dispute LEC Memo, within thirty (30) days after any such Memo is provided to Customer, SNET shall generate an adjustment to the end users account and recourse the disputed amount to Customer.

2.2.1.6.2 SNET Direct Handling of End User Disputes

SNET will immediately issue end user adjustments and recourse such amount to Customer under situations including but not limited to the following:

     1) the end user refuses to contact Customer directly and demands that SNET provide the adjustment directly

     2)  the end user advises SNET that an adjustment request has been denied

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

Agreement Number:



     2.2.1.6.2  (continued)

     3) the end user is dissatisfied with Customers proposed adjustment amount.

SNET will advise Customer of such action by issuing a LEC Memo conspicuously marked "Customer Demand". No additional action by Customer is required, since the adjustment will have already been made by SNET.

     2.2.1.6.3 Customer Generated Adjustments

Customer shall advise the end user that adjustments will appear in the Call Detail Section of the next SNET end user bill. EMI Category 41 Credit Messages are the only acceptable method to affect end user adjustments.

     2.2.1.6.4
If SNET generates an adjustment to an end user account pursuant to Section
2.2.1.6.1 or 2.2.1.6.2, above, SNET shall advise the end user that:

     1)  the disputed amount will be removed from the bill,
     2)  Customer has not forgiven the charge, and
     3)  Customer may independently pursue collection remedies.

     2.2.2      SNET Responsibility

     SNET will provide Bill Processing Service for Customers Contract Messages that have occurred during the sixty (60) days immediately preceding their receipt by SNET from Customer, subject to SNET's ability to process such messages consistent with this Agreement, its specifications and Operating Procedures.

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

Agreement Number:



     2.2.3      Unbillable Messages

    Any messages that are more than sixty (60) days old when received by SNET, are of call types excluded from billing under this Agreement, including but not limited to call types identified in Exhibit B, or are attributable to an end user account which is no longer a live account, shall be returned to Customer as unbillable messages.

     2.2.4      Forecasts and Bill Capacity

     Starting on the effective date hereof and every six (6) months thereafter, Customer shall use its best efforts to furnish SNET its forecast of the Contract Messages to be processed during the following six (6) month period.

2.3  Data Retention

SNET shall maintain data associated with billing Customer Messages for the retention period that it currently uses for retention of its own data of a similar kind as may be required by applicable law.

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

Agreement Number:


                                   Article 3

                                  Compensation
                                  ------------

3.1  Rates and Charges

     3.1.1 SNET shall charge Customer, and Customer shall pay rates and charges for Billing Services in accordance with the rates and charges contained in
Schedule 1, attached hereto and incorporated herein by reference, and the procedures contained in Exhibit A hereto.

     3.1.2 Any undisputed charges not paid within thirty (30) days of the appropriate payment dates as set forth in Exhibit A hereto shall be cause for termination of this Agreement by either Party on fifteen (15) days' written notice if full payment is not received within such fifteen (15) day period.

3.2  Separate Charges and Payments for Billing Services

The Parties agree that charges and payments between SNET and Customer for Billing Services shall be charged and paid separately from charges and payments for any other services which the Parties may from time to time provide to each other, unless otherwise agreed.

3.3  Determination of Payment Date

With respect to the purchase of Messages for which SNET provides Bill Processing Service, the Payment Date shall be determined in accordance with
Section 1.3 of Exhibit A.

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

                                 Confidential Treatment Requested. The redacted
                                   material has been separately filed with the
                                                   Commission

                                        Agreement Number:


3.4  Uncollectible Percentage and Purchase of Rated Messages

     3.4.1 SNET will purchase the accounts receivable from Customer at an amount based on the value of the rated messages received, net of adjustments, as enumerated in Section 1 of Exhibit A.

     3.4.2 Except as otherwise set forth in Exhibit A, Section 1.1.B.2, the uncollectible percentage will be, (*)% for the first nine (9) months of this Agreement. The first true-up adjustment will take place at the end of the ninth month of this Agreement. A quarterly true-up will be performed thereafter as set forth in Section 1 of Exhibit A.

3.5  Final True-Ups in the Event of Termination

In the event either Party terminates Billing Services under this Agreement, it is agreed that final true-ups for uncollectibles and end user adjustments will be performed for twelve (12) months following the termination of Billing Service.

3.6  Service Establishment Charge and Minimum Payment Amount

Customer agrees to pay SNET a            (*)                        Service
Establishment Charge on the date this Agreement is executed. Service shall not commence until SNET has received payment of the Service Establishment Charge. In addition, Customer payment for Billing Services shall be subject to and
Customer will pay SNET a Minimum Monthly Payment Amount of      (*)
                 . In the event that the changes for SNET's provisions of Billing Services is not equal to or in excess of the Minimum Monthly Payment Amount at the end of any given month, SNET shall bill Customer the Minimum Monthly Payment Amount for that month in lieu of the payment calculated in accordance with Exhibit A.

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

                                               Agreement Number:


3.7  Certain Federal, State and Local Tax

     3.7.1 SNET will be responsible for calculating the amount to be billed to each end user for federal excise tax and Connecticut state sales tax and will include such amount on each end users bill. Customer may elect to remit federal excise tax directly to the federal government or elect to have SNET remit. Customer must remit Connecticut state sales tax directly. Any other applicable taxes to be billed to the end user will be the sole responsibility of Customer, and must be included in the Customers message detail.

     3.7.2 Except as otherwise provided herein, each Party shall file, to the extent permitted by law, all returns for federal, state or local sales, use, excise, gross receipts or other taxes or tax-like fees imposed on or with respect to its services, and pay or remit all such taxes to the imposing authority.

     3.7.3 SNET shall determine and maintain in its records for each end user for whom messages are billed under this Agreement the tax exempt status of each, in accordance with its general record keeping standards and practices.

     3.7.4 SNET shall furnish to Customer such information as may be required by Customer to file its tax returns, according to mutually agreed to formats and schedules.

     3.7.5 SNET shall not be entitled to return or receive from Customer any standing fee or share of any taxes for which the person collecting such taxes is entitled under applicable law.

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

Agreement Number:



                                   Article 4

                              Program Development
                              -------------------

4.1 SNET may from time to time have to undertake program development unique to Customer in order to provide Billing Services to Customer. Any such program development will be undertaken at hourly rates as set forth on Schedule 1 and according to the terms and conditions of this Article 4, and such additional specifications as the Parties may agree to.

4.2 To the extent that any software developed pursuant to this Agreement constitutes a new stand-alone software package or program, as differentiated from an update to, or enhancement of, a pre-existing software package, program or system, it shall be the exclusive property of Customer, and SNET shall not be entitled to employ the new stand alone software package or program in the provision of Billing Services for any other person.

4.3 To the extent that any software developed pursuant to this Agreement constitutes an update to, or enhancement of, a pre-existing software package, program or system, it shall be deemed to be the property of SNET.

4.4 Nothing in this Article 4 shall be deemed to divest SNET of any interests it held in relevant software prior to the commencement of development work pursuant to this Agreement.

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Agreement Number:


4.5 Nothing in this Article 4 shall be construed to limit SNET's rights to use, market, disclose or otherwise exploit for its own purposes, general know-how and expertise not involving proprietary, trade secret or business information of Customer.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed for it and on its behalf as of the day and year first above written.

            TELCO DEVELOPMENT GROUP          THE SOUTHERN NEW ENGLAND
            OF DELAWARE,                     TELEPHONE COMPANY

            By:/s/ Bryan Rachlin             By:/s/Michael P. Phelan

            Name: Bryan Rachlin              Name: Michael P. Phelan

            Title: President                 Title: VP Network Marketing & Sales

            Date: 02/09/1996                 Date: 2/19/96


                                                   APPROVED AS TO
                                                   FORM /S/[SIGNATURE ILLEGIBLE]

telcodev/02/24/95              PROPRIETARY INFORMATION                   Page 23

                               Confidential Treatment Requested. The redacted material has been separately filed with the Commission.
Agreement Number:
Schedule 1
                           Billing Services Agreement

                                   SCHEDULE1

                               Rates and Charges


               Bill Processing Services

                    Bill Processing Per Message                          $ (*)

                    Bill Processing Per Bill Rendered                    $ (*)

                    Receipt of Rated Customer Message                    $ (*)
                    Detail Transmitted via CMDS

                    Receipt of Rated Customer Message
                    Detail transmitted via NDM                           $ (*)

                    Program Development Per Hour                         $ (*)


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

                                               Agreement Number:
                                                       Exhibit A

                           Billing Services Agreement

                                   EXHIBIT A

                                Settlement Terms
                                ----------------
Section 1: Accounts Receivable - SNET will purchase accounts receivable for messages billed to Customer end user accounts under this Agreement in accordance with the provisions of this Exhibit A.

1.0  Formula For Calculation of Amount Due Customer
     ----------------------------------------------

SNET will use the following formula for calculation of the dollar amount due Customer for the purchase of accounts receivable:

               Amount of Rated Messages Received Recourse Adjustments - SNET

               Initiated Uncollectible Bad Debt Allowance Quarterly

               Uncollectible True-up Amount Unbillables

               +  Federal Excise Tax (if Customer to remit directly)

               +  CT state sales tax (Customer required to remit directly)

                              Amount Due Customer
Where:

          A. Amount of Rated Messages Received is the net amount of the charge and credit messages received by SNET from Customer for billing.

          B. Recourse Adjustments - SNET Initiated are the amounts debited or credited for end user adjustments required by extraordinary circumstances e.g. to facilitate resolution of end user complaints.

          C. Uncollectible Bad Debt Allowance is an amount deducted on the Purchase of Accounts Receivable Statement to compensate for losses resulting from failure of the end user to pay final bill amounts due. Derivation of the Uncollectible Bad Debt Allowance is set forth in Section 1.1 below.

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

                                               Agreement Number:
                                                       Exhibit A

1.0  Formula For Calculation of Amount Due Customer - (continued)
     ----------------------------------------------

          D. Quarterly Uncollectible True-up Amount reflects the amount by which the Uncollectible Bad Debt Allowance differs from the net realized uncollectibles.

          E. Unbillable messages are messages which cannot be posted to an end user account.

          F. Amount Due Customer represents the Net Purchase amount for Accounts Receivable.

1.1  Derivation of Uncollectible Bad Debt Allowance
     ----------------------------------------------

For each purchase of accounts receivable, SNET shall subtract from the total accounts receivable an amount for uncollectibles, subject to the following process:

     A.    Initial Factor

     Unless otherwise stated in the Agreement or in this Exhibit A, the uncollectible factor in effect on the effective date of the Agreement shall be used until the next calendar quarter, and shall be revised for each calendar quarter thereafter.

     B.   Factor Calculation

          B.1 Except as provided in B.2 below, the uncollectible factor will be determined by dividing Customers realized uncollectible by Customees total end user revenue billed for the prior quarter.

          B.2 If 900 Service messages received for processing represent thirty percent (30%) or more of the total volume of messages received for processing (without editing) during a given calendar month,

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

                                                   Agreement Number:
                                                       Exhibit A

     1.1  Derivation of Uncollectible Bad Debt Allowance - (continued)
          ----------------------------------------------

          B.2       (continued)

          then the uncollectible factor shall be ten percent (1 0%) or the factor calculated pursuant to B. 1 above, if the factor calculated pursuant to B. 1 above is greater than ten percent (1 0%).

     C.   Total Realized Uncollectible

     The total realized uncollectible is the amount of final customer bills remaining unpaid after SNET's standard collection efforts are completed. (Deposits held by SNET are applied to final bills when rendered.) This amount reduced by any payments received by SNET for outstanding uncollectibles from prior periods equals the total net realized uncollectible.

     D.   Net Realized Uncollectible

     Customees net realized uncollectible is computed monthly by applying an apportionment percentage for Customer as determined by SNET's monthly uncollectible apportionment study to the total realized uncollectible for the month.

     E.   Factor Development

     The following table reflects the months used in the uncollectible bad debt factor development and months to which such factor shall apply.


Uncollectible
                        Realized          Total Amount Billed  Factor Applied
                        for months of:    for months of:       to months of:
                        Oct, Nov, Dec     Jul, Aug, Sep        Jan, Feb, Mar
                        Jan, Feb, Mar     Oct, Nov, Dec        Apr, May, Jun
                        Apr, May, Jun     Jan, Feb, Mar        Jul, Aug, Sep
                        Jul, Aug, Sep     Apr, May, Jun        Oct, Nov, Dec


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

Agreement Number:
        Exhibit A



1.1  Derivation of Uncollectible Bad Debt Allowance - (continued)
     ----------------------------------------------

     E.   Factor Development - (continued)

     If the factor calculated pursuant to section 1. B. 1 is above ten percent (10%), this higher factor shall remain in effect for a given quarter and shall not be reduced to ten percent (10%) until the calculated uncollectible factor is less than or equal to ten percent (10%) for three consecutive months.

1.2  Uncollectible True-up
     ---------------------

     1.2.1 Except as otherwise provided in 1.2.2 below, if the net realized uncollectibles differ from the factored amount withheld from billed revenues, a true-up amount shall be calculated and either billed or remitted to the Customer, as appropriate. The true-up amount shall be calculated by the end of the month following the close of each quarter.

     1.2.2 If 900 Service messages received for processing represent thirty percent (30%) or more of the total volume of messages received for processing (without editing) during a given calendar month (900 first month of purchase) then the total of all uncollectible bad debt allowance amounts shall be accrued for twelve (12) months. This twelve (12) months of allowance amounts shall be compared to the total amount of Customers realized uncollectibles for all months prior to the true-up. The true-up shall be calculated on the twenty-fourth
(24th) month following the 900 first month of purchase. Subsequent true-ups shall be calculated every twelve (12) months for the prior twelve (12) month period.

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

                                               Agreement Number:
                                                       Exhibit A

     1.2.3  Final True-ups at Termination

     Upon termination of this Agreement, SNET shall withhold additional amounts thereby establishing a reserve to offset any service related costs and/or charges that may occur after settlement of Customees final submission of Contract Messages. If the uncollectible bad debt allowance withheld for the Quarter prior to termination notice is less than the highest amount withheld during any Quarter during the previous eighteen (18) months, SNET shall reduce the Final purchase of accounts receivable by the difference. During the period of one (1) year following the settlement of Customees final submission of messages, SNET shall subtract from the reserve amount any subsequent service related charges and/or Customers Net Realized Uncollectible amounts. In the event that the service related charges and/or Customers Net Realized Uncollectible amounts exceed the reserve during such one (1) year period, SNET shall invoice Customer for such excess. SNET shall, one (1) year following the settlement of Customer's final submission, provide Customer with a final accounting and remit any remaining amounts withheld or shall invoice Customer as appropriate

1.3  Payment Date
     ------------

The amount due Customer from SNET will be payable on the payment date which is determined by adding (i) fifteen (15) days, and (ii) the interval determined from the most current lead lag cash working capital study, to (iii) the date when Customers Messages are processed by SNET. SNET's average length of time between SNET's end user bill day and its receipt of and funds availability of end user payment shall be updated from time to time on SNET's

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

                                               Agreement Number:
                                                       Exhibit A

1.3 Payment Date - (continued)
    ------------

actual history. If the payment date would cause payment to be due on a Saturday, Sunday or bank Holiday, payment for the net purchase amount will be due to the Customer as follows:

    A. If such payment date falls on a Sunday or on a Holiday which is observed on a Monday, the payment date shall be the first non-Holiday day following such Sunday or Holiday.

    B. If such payment date falls on a Saturday or on a Holiday which is observed on Tuesday, Wednesday, Thursday, or Friday, the payment date shall be the last non-Holiday day preceding such Saturday or Holiday.

1.4  Payment Method
     --------------

Any payment to the Customer from SNET will be transmitted by SNET to Customer such that the funds will be available to Customer on the payment date.

1.5  Assignment of Accounts Receivable
     ---------------------------------

Customer is prohibited from assigning, transferring, selling, exchanging, or giving the accounts receivable to any other entity or person. Any such assignment, transfer, sale, exchange or gift is null and void and will subject Customer to all liabilities, expenses, costs including attorney's fees expended and incurred by SNET in pursuing exclusive ownership to the accounts receivable.

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

                                               Agreement Number:
                                                       Exhibit A

Section 2:  Payments to SNET for Billing Service

2.0  Calculation of Amount Due SNET
     ------------------------------

The amount due SNET is calculated based on the rates contained on Schedule 1, multiplied times the appropriate unit amounts for each month.

2.1  Payment Date
     ------------

The amount due SNET from the Customer is due the same date in the month following the bill date unless the bill is received by the Customer less than 15 days prior to that date, in which case the due date shall be no less than 15 days after the Customers receipt of the bill provided. If the payment date would cause payment to be due on a Saturday, Sunday or bank Holiday payment for the amount due SNET will be as follows:

     A. If such payment date falls on a Sunday or on a Holiday which is observed on a Monday, the payment date shall be the first non-Holiday day following such Sunday or Holiday.

     B. If such payment date falls on a Saturday or on a Holiday which is observed on Tuesday, Wednesday, Thursday, or Friday, the payment date shall be the last non-Holiday day preceding such Saturday or Holiday.

2.2  Payment Method
     --------------

Any payment to SNET from the Customer of one hundred thousand dollars ($100,000) or more must be transmitted by the Customer to a bank account designated by SNET (to be provided to the Customer by SNET) by electronic funds transfer such that the funds will be available to SNET on the payment

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

Agreement Number:
        Exhibit A

2.2  Payment Method - (continued)
     -------

date. Any payment to SNET from Customer less than one hundred thousand dollars ($100,000) may be paid by check or draft to the payee's address (to be provided to the Customer by SNET) or by electronic funds transfer to a bank designated by SNET.

2.3  Timeframe for Bill Issuance
     ---------------------------

Statements (bills) detailing the amount due SNET will be sent to the Customer at least fifteen (15) days prior to the payment date to allow the Customer adequate time to process the payment. Any changes to the billing schedule will be provided to the Customer at least sixty (60) days prior to the change. Customers bill will be mailed to Customer at the following address, subject to change on written notice by Customer:

                  TITLE:  Network Billing
                                  -------

                  4219 Lafayette Center Drive
                                    ADDRESS:


                              Chantilly, VA 22021
                              -------------------

telcodev/2/24/95               PROPRIETARY INFORMATION                   Page 8

Agreement Number:
        Exhibit B



Exhibit B includes the following:

     900 Service Guidelines

     Information Services Guidelines

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

Agreement Number:
        Exhibit B



                             900 Service Guidelines

The following guidelines apply to SNET's provision of Billing Services for 900 Message types.

900 Program Content Specifically Excluded from Billing Service
- --------------------------------------------------------------

     Adult Matter
     ------------
     Adult Matter is defined as matter which in SNET's opinion is sexually suggestive in any way or contains matter which, in the sole opinion of SNET, implicitly or explicitly invites, describes, stimulates, excites, arouses or otherwise refers to sexual conduct or innuendo. Matter means live or recorded messages or programs.

     Damaging to End User Relationship
     ---------------------------------
     Damaging to End User Relationship means programs whose content is deemed damaging to SNET's corporate image or to SNET's relationship with its end users.

     Customer's Responsibility for Program Content
     ---------------------------------------------
     Provision of 900 Billing Services include the requirement that Customer provide SNET with documentation (e.g., guidelines, procedures, methodologies, monitoring capabilities, etc.) that illustrate its ability to reasonably insure that specifically excluded messages are not forwarded for billing.

     SNET's Program Content Review
     -----------------------------
     SNET does not require Customer to submit new programs for approval. However, in the event that Customer elects to submit a program for approval, the request must include a taped copy of the program or illustrative script and any associated promotional materials. SNET will make a good faith effort

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

                                          Agreement Number:
                                                  Exhibit B

SNET's Program Content Review - (continued)
- ----------------------

to provide approval/rejection status within ten (10) business days. Pre-billing approval should not be construed to preclude a decision to refuse billing at a later date.

Obeectionable Program Content
- -----------------------------

In the event that SNET receives complaints regarding 900 service message content, which after investigation by SNET is deemed to be objectionable, then SNET will notify Customer's designated contact that billing will not be provided for the program. The Customer is responsible for insuring that any message forwarded for billing after the notification date do not contain messages for the unacceptable 900 program.

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

                                          Agreement Number:
                                                  Exhibit B

                        Information Services Guidelines


900 Calling
- -----------

SNET's billing for information services is limited to the 900 special access code.


Presubscribed or Comparable Billing Arrangements
- ------------------------------------------------

SNET does not provide billing for information services via a presubscription or comparable billing arrangement.

800 Calling
- -----------

SNET does not provide billing for information services completed to 800 numbers. Additionally, SNET does not provide billing for information services calls completed to domestic or international locations as a result of call choices offered during a call placed to an 800 number.

The billing of any other 800 number calls requires SNET's review and shall be billed at SNET's discretion.

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